UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

Sensei Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, Suite 710 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 243-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Sensei Biotherapeutics, Inc. (the “Company”) today confirmed that Apeiron Investment Group Ltd. (“Apeiron”) has nominated three candidates to stand for election to the Company’s Board of Directors at the Company’s 2023 annual meeting of stockholders. The date for the annual meeting has not yet been announced.

The Company’s Board of Directors and management team are committed to acting in the best interest of the Company and all stockholders. The Board and management team appreciate the perspectives of all of our stockholders, and welcome constructive input that furthers our goal of creating sustainable long-term value.

Members of the Board and management team have engaged in discussions with representatives of Apeiron. During the course of these discussions and in public communications, Apeiron has suggested proposals for the Board’s consideration, including that the Company conduct a tender offer as a means to return capital to stockholders. The Board and management team have considered Apeiron’s proposals with its financial and legal advisors and expect to continue to engage with Apeiron on these and other topics.

The Company will review the proposed nominees. The Board will present its formal recommendation with respect to the election of directors and other matters to be considered at the annual meeting in the Company’s definitive proxy statement.

Stockholders are not required to take any action at this time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSEI BIOTHERAPEUTICS, INC.

Date: March 10, 2023	By:	/s/ Christopher W. Gerry
Christopher W. Gerry General Counsel and Secretary